EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CHARMING SHOPPES ENTERS INTO DEFINITIVE AGREEMENT TO SELL
NON-CORE MISSES APPAREL CATALOG TITLES AND RELATED PORTION OF CREDIT CARD RECEIVABLES FOR AGGREGATE PROCEEDS OF $75 MILLION;
INITIATES EXPLORATION OF SALE PROCESS FOR FIGI’S GIFT CATALOG

Actions Support Strategy For Focus On Core Plus Apparel Brands

BENSALEM, Pa. – August 25, 2008 – In support of its strategy to provide a greater focus on its core brands, Charming Shoppes, Inc. (Nasdaq: CHRS) today announced that it has entered into a definitive agreement to sell its non-core misses apparel catalogs (collectively, “Crosstown Traders”) to Orchard Brands, a portfolio company of Golden Gate Capital, for a purchase price of $35 million in cash.  The transaction includes the following catalog titles and their associated e-commerce sites:  Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Intimate Appeal, Monterey Bay Clothing Company and Coward Shoe. The Crosstown Traders headquarters are expected to remain in Tucson, Arizona.   Subject to certain customary closing conditions, the transaction is expected to close by the end of September 2008.

As part of the definitive agreement, the Company will retain the infrastructure of Crosstown Traders and accordingly, will provide certain services to Orchard Brands including distribution, information technology and call center functions for a limited transition period.  Subsequent to the transition period, Charming Shoppes will be responsible for the remaining lease liabilities and disposition costs for the distribution and office facilities.

Charming Shoppes also announced today that it has entered into an agreement for the sale of the misses apparel catalog credit card receivables for approximately $40 million in cash to Alliance Data Systems Corporation.  These receivables are directly related to the catalog titles being sold to Orchard Brands.  This transaction is expected to close prior to the Company’s January 31, 2009 fiscal year end.

It is expected that the sale of the catalogs and the related credit card receivables, less securitized indebtedness of approximately $32 million, will result in pre-tax net cash proceeds of approximately $43 million.

Alan Rosskamm, Chairman of the Board and Interim Chief Executive Officer of Charming Shoppes, Inc. commented, “We are pleased to enter into this agreement with Orchard Brands.  We have made the decision to sell our non-core catalogs as key steps in our strategy to focus on our core brands – Lane Bryant, Fashion Bug and Catherines – and leverage our leading market share position in women’s specialty plus apparel.”

Neale Attenborough, Chairman and Chief Executive Officer of Orchard Brands said, “We are extremely pleased to be adding these important titles to our own strong portfolio of direct-to-consumer businesses, which currently includes the Appleseed's, Blair, Draper's & Damon's, Gold Violin, Haband, Norm Thompson, Sahalie, Solutions, Tog Shop, and WinterSilks brands.  We look forward to incorporating the established and highly-regarded Crosstown Traders’ brands into the group, as they significantly increase our penetration of the 55+ market.  On behalf of the entire Orchard Brands team, I am very happy to welcome our new associates to the group.”

Rosskamm continued, “Charming Shoppes remains committed to providing our consumers the opportunity to purchase our products through whatever channel they prefer, whether it is in a store location, online or via catalog.  To that end, we are today announcing the appointment of Lori Twomey to the position of President, Direct-to-Consumer.  In this role, Lori will lead the Company’s direct-to-consumer and e-commerce businesses, including the Lane Bryant Woman catalog and related e-commerce site, the Company’s retail brands’ e-commerce businesses, and shoetrader.com.  Lori will continue to report to me in my role as Interim CEO.”

The Company also announced today that it will initiate a process to explore the sale of its Figi’s Gifts in Good Taste catalog business, based in Wisconsin.  Alan Rosskamm stated, “This decision is another key step in our strategy to refocus our energies on our core brands, and should not be seen in any way as a negative reflection on the performance of the Figi’s business.  In fact, Figi’s continues to perform quite profitably and generates substantial cash flow.  We and our Board of Directors are committed to identifying an appropriate buyer for this attractive asset, but will only do so in a transaction that we deem financially favorable.”  The Company noted that there can be no assurance that this process will result in any specific course of action or transaction, and the Company does not intend to comment further on this evaluation until final determinations have been made.

Banc of America Securities LLC and Lehman Brothers acted as financial advisors and Drinker Biddle & Reath LLP provided legal advice to Charming Shoppes in connection with the transaction to sell its non-core misses apparel catalog titles.

About Charming Shoppes, Inc.
At August 2, 2008, Charming Shoppes, Inc. operated 2,359 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, LANE BRYANT OUTLET®, and PETITE SOPHISTICATE OUTLET®.  Additionally, the Company operates the following direct-to-consumer titles:  Lane Bryant WomanTM, Figi's®, and shoetrader.com.

About Orchard Brands
A portfolio company of Golden Gate Capital, Orchard Brands is a leading, multi-channel marketer of apparel and home products focused on serving the needs of the rapidly growing market segment of women and men above the age of fifty-five.  With more than $1 billion of revenues, Orchard Brands provides quality products to consumers through the direct channels of catalog, Internet and retail, with a relentless focus on delivering superior service.  Orchard Brands consists of the brands Appleseed's, Blair, Draper's & Damon's, Gold Violin, Haband, Norm Thompson, Sahalie, Solutions, Tog Shop, and WinterSilks.

Safe Harbor Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning appointments of executives, the Company's operations, performance, and financial condition. Such forward- looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to consummate the sale of our non-core misses apparel catalogs to Orchard Brands, the failure to sell the misses apparel catalog credit card receivables to Alliance Data Systems, the failure to sell Figi's, the failure to find a suitable permanent replacement for the Company's former Chief Executive Officer within a reasonable time period, the failure to consummate our identified strategic solution for our other non-core assets, the failure to effectively implement our planned consolidation,  cost and capital budget reduction plans, the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct-to-consumer segments, adverse changes in costs, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008, our Quarterly Reports on Form 10-Q and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACTS:	Charming Shoppes, Inc.
Gayle M. Coolick
Vice President, Investor Relations
215-638-6955

Orchard Brands
Sarah Bochynski
Senior Director of Human Resources
503-614-4408